UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

FSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-210129	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

(585) 223-9080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01	Other Events

On June 29, 2016, FSB Community Bankshares, Inc., a federal corporation (“FSB Community”), announced that, at separate meetings held that day, both the stockholders of FSB Community and the members of FSB Community Bankshares, MHC (the “MHC”), FSB Community’s parent mutual holding company, approved the Plan of Conversion and Reorganization, pursuant to which the MHC will convert from the mutual holding company to the stock holding company form of organization (the “Conversion”).

FSB Community also reported that the subscription and community offering of the common stock of FSB Bancorp, Inc. (the “Company”), the proposed new holding company for Fairport Savings Bank, being undertaken as part of the Conversion, concluded on June 14, 2016 and was oversubscribed. Final results of the Company’s offering and the anticipated closing date of the Conversion and offering will be announced following receipt of all regulatory approvals required to complete the transaction.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.

DATE: June 29, 2016	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Financial Officer and Chief Operating Officer